EXHIBIT 10

AMENDMENT TO THE SHERWIN-WILLIAMS COMPANY 2005 DIRECTOR
DEFFERED FEE PLAN
(AS AMENDED AND RESTATED)

This Amendment to The Sherwin-Williams Company 2005 Director Deferred Fee Plan (As Amended and Restated) (the “Plan”) is made effective as of the dates specified herein.

WITNESSETH:

WHEREAS, The Sherwin-Williams Company (the “Company”) established the Plan effective January 1, 2005;

WHEREAS, pursuant to Section 13 of the Plan, the Board of Directors of the Company retains the right to amend the Plan at any time in whole or in part; and

WHEREAS, the Board of Directors of the Company wishes to amend the Plan to revise the deferred cash investment account;

NOW, THEREFORE, the Plan is hereby amended in the respects hereinafter set forth:

1.	Subsection 5(a) is revised as follows:

Each Participant’s Deferred Cash Account shall accrue interest computed using the Fidelity Government Money Market Fund. The interest shall be computed on the actual balance in each Participant’s Deferred Cash Account during the previous calendar quarter.

2.	Exhibit A, Notice of Election, is revised to clarify the election options contained within the Plan.

IN WITNESS WHEREOF, pursuant to the action of its Board of Directors at a meeting held the 17th day of July, 2012, the Company has caused this amendment to be executed effective this 10th day of August, 2012, by its duly authorized officer.

THE SHERWIN-WILLIAMS COMPANY

By:        /s/ Louis E. Stellato
Louis E. Stellato

Title:	Senior Vice President, General Counsel
and Secretary

Exhibit A

THE SHERWIN-WILLIAMS COMPANY 2005
DIRECTOR DEFERRED FEE PLAN

NOTICE OF ELECTION

I, (Print Name), a non-employee director of The Sherwin-Williams Company (the "Company") hereby elect to participate in The Sherwin-Williams Company 2005 Director Deferred Fee Plan (the "Plan"). I acknowledge that this deferral is irrevocable as to fees payable to me for services performed during the next Plan Year (January 1st through December 31st) or partial Plan Year (for new Directors). This election is effective upon receipt by the Secretary of the Company, and is subject to all provisions stated in the Plan document.

NOTE: This Notice of Election will continue in effect for subsequent Plan Years except to the extent that I file either a new Notice of Election changing my future election or a Notice of Termination on or before the December 31st prior to any subsequent Plan Year.

1.	Percentage of Fees Deferred. I irrevocably elect for the Plan Year to defer the following percentage of fees:

______% of my Board Retainer & Meeting Fees for the Plan Year

2.
Investment Accounts. I irrevocably elect that all amounts deferred pursuant to this election and earnings thereon be invested as follows: (Note: elections must be no less than 25% in any particular investment account and 5% increments thereafter)

A.	Deferred Cash Account ______%

Manner of Payment at Time of Distribution:

☐    Cash Lump Sum

☐    Annual Cash Installments ________ (specify number between two and ten)

B.	Shadow Stock Account ______%

Manner of Payment at Time of Distribution:

☐    Cash Lump Sum

☐    Annual Cash Installments ________ (specify number between two and ten)

C.	Common Stock Account ______%

Manner of Payment at Time of Distribution:

☐    Lump Sum and In-Kind ONLY

3.
Payment Commencement Date. I irrevocably elect that the payment of amounts deferred pursuant to this election and earnings thereon begin within two (2) business days following the first business day of the first calendar quarter beginning after the earlier of:

, 20___ (specify date); or

the date I cease to be a Director.

IN WITNESS WHEREOF, I have signed my name on this day of      , 20 .

DIRECTOR SIGNATURE

RECEIPT ACKNOWLEDGED ON BEHALF
OF THE SHERWIN-WILLIAMS COMPANY

Corporate Secretary

Date: